Exhibit 10.7


WASHINGTON MUTUAL
Correspondent Lending

                    CORRESPONDENT PURCHASE AND SALE AGREEMENT

This is a Correspondent Purchase and Sale Agreement ("Agreement"). dated as of October 13, 2000, by and between WASHINGTON MUTUAL BANK, FA ("Purchaser") and E Loan, a California corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS. Purchaser intends to buy and Seller intends to sell residential, wholo mortgage loans (*Mortgage Loans") on a servicing released basis pursuant to the terms of Purchaser's Seller Guide (as it may go amended from time to time and including any program documents contained therein, the "Seller Guide") and one or more Commitment Letters Issued pursuant to this Agreement. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Seller Guide.

         NOW. THEREFORE, in consideration of the above promises, and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged. Purchaser and Seller agree as follows:

                                   ARTICLE I
                                  SELLER GUIDE

         Purchaser has provided to Seiler, and Seller has received and reviewed, the Seller Guide, which Is incorporated by reference in its entirety into this Agreement. Purchaser and Seller agree to comply with and be bound by all of the terms and provisions of the Seller Guide, including, but not limited to, the eligibility standards for the sale of Mortgage Loans, the program procedures for registration and lock in of Mortgage Loans, and the representations. warranties, covenants and remedies set forth therein, which terms and provisions constitute a material part of this Agreement. as if they were expressly set forth herein.

                                   ARTICLE II
                               COMMITMENT LETTERS

         Pursuant to the terms of the Seller Guide. Purchaser may offer to enter into one (1) or more Commitment Letters with Seller, substantially in the form set forth in the Seller Guide. By executing a Commitment Letter and delivering it to Purchaser, Seller agrees to abide by its terms and conditions, which terms and conditions constitute a malarial part of this Agreement, as if set forth expressly herein.

                                  ARTICLE III
                                 MORTGAGE LOANS

         During the term of this Agreement and any Commitment Letter, Seller may offer for sale to Purchaser, and Purchaser may agree to purchase from Seller, eligible Mortgage Loans pursuant to the procedures set forth In. and subject to compliance by Seller with the terms and conditions of, this Agreement, the Seller Guide and such Commitment Letter.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Seller hereby Makes to Purchaser all of Seller's representations and warranties set forth in the Seller Guide (other than those representations and warranties that relate only to individual Mortgage Loans, which are made or effective as act forth in the Seller Guide). Seller also hereby covenants to Purchaser that Seller shall continue to comply with all of Seller's covenants and obligations set forth in the Seller Guide. each Commitment Letter and/or

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                                                                    Exhibit 10.7


this Agreement. Pursuant to the terms of the Seller Guide, Purchaser's rights and remedies with respect to any broach of the above-referenced representations, warranties and covenants of Seller will survive delivery and funding of any Mortgage Loan and the termination or expiration of this Agreement, any Commitment Letters or the Seller Guide.

                                   ARTICLE V
                            REMEDIES; INDEMNIFICATION

         Seller will be in default under this Agreement upon, among other reasons, any Misrepresentation or breach of warranty by Seller or the non-fulfillment or non-performance by Seller of any covenant, condition or action required of It under the Seller Guide, and Seller will be subject to any remedies available to Purchaser. including, but not limited to, termination of this Agreement, indemnification of Purchaser by Seller, and Seller's obligation to repurchase one (1) or more of the Mortgage Loans, as more fully set forth In the Seller Guide.

                                   ARTICLE VI
                           SUSPENSION AND TERMINATION

         This Agreement and the Seiler Guide may be suspended or terminated as set forth in the Seller Guide.

                                  ARTICLE VII
         DURATION OF THIS AGREEMENT; EFFECT OF TERMINATION OR EXPIRATION

         This   Agreement   shall  continue  In  full  force  and  effect  until
termination, as set forth In the Seller Guide. The Seller Guide sets forth the effect of any such termination.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1 SURVIVAL.The representations, warranties, covenants and agreements contained in this Agreement shall survive the applicable Funding Date and delivery of the Mortgage Loans to Purchaser and shall not terminate, notwithstanding the termination of this Agreement, any restrictive or qualified endorsement on any Mortgage Note or Purchaser's examination or, failure to examine any Mortgage File, Purchaser's approval of any Mortgage Loan for purchase or Purchaser's purchase of any Mortgage Loan.

         Section 8.2 AMENDMENT. This Agreement may not be amended except by an Instrument in writing signed on behalf of each of the parties hereto.


         Section 8.3 COUNTERPARTS. This Agreement may be executed In one or more counterparts. each of which shall be deemed to be an original. but all of which shall be considered one and the same Instrument.

         Section 8.4 ENTIRE AGREEMENT. This Agreement, the Seller Guide and any Commitment Letters executed In connection herewith contain the entire agreement between the parties and supersede all prior agreements, arrangements and understandings relating to the subject matter thereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth herein and therein.

         Section 8.5 RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party's rights under any other documents executed between the parties or, except as otherwise modified herein, under law. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay In exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute

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                                                                    Exhibit 10.7


a suspension or any variation of any such fight. At any time prior to any sale, Seller, an the one hand, and Purchaser, on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or 1c) waive compliance with any of the agreements of the other party contained herein or satisfaction of any of the conditions to the performance of its obligations contained heroin. Any agreement an the part of a party hereto to any such extension or waiver shall be valid if set forth in an Instrument in writing signed by the party granting the extension or waiver.

         Section 8.6 SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 8.7 NOTICES. All notices and other communications hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested).(b) when delivered, if delivered personally or by telecopy or (c) on the second following business day, if sent by United States Express Mail or overnight courier, in each case to the parties at the address set forth on the signature page of this Agreement (or at such other addresses as shall be specified by like notice).

         Section 8.8 GOVERNING LAW. This Agreement shall be governed by, construed and enforced In accordance with the laws of the State of California without reference to the choice of low principles thereof.


         Section 8.9 SEVERABILITY. In the case any provision in this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if It had been more narrowly drawn so as not to be invalid. illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. To the extent permitted by applicable few, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part. provision, representation of warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shelf negotiate, In good faith. to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

         Section 8.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Seller shall not assign this Agreement nor any rights hereunder. including, without limitation, the right to receive compensation or money due hereunder, without the prior express written consent of Purchaser. Seller shall not delegate any duty hereunder without the prior express written consent of Purchaser.

         Section 8.11 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents. waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished. may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible In evidence as the original itself In any judicial or administrative proceeding, whether or not the original Is In existence and whether or not such reproduction was made by a party In the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 8.12 RELATIONSHIP OF PARTIES. The relationship between the parties is an independent contractor relationship, and Seller is not, and shall not represent to third parties that it is acting as. an agent for and on behalf of Purchaser. Notwithstanding the foregoing, Seller acknowledges that It has a contractual duty to Purchaser to deliver eligible Mortgage Loans for sale and assignment to Purchaser.

         Section 8.13 GOVERNING AGREEMENT. In case of any inconsistency between this Agreement and the Seller Guide, the terms and provisions of the Seller Guide shall control. In the case of any Inconsistency between

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                                                                    Exhibit 10.7

either., (a) this Agreement and any Commitment Letter-, or (b) the Seller Guide and any Commitment Letter, the terms and provisions of such Commitment Letter shall control.

         Section 8.14 ARBITRATION. In the event a dispute arises regarding this Agreement, the Parties agree that such dispute shall be submitted to final and binding arbitration before the American Arbitration Association (hereinafter "AAA"). The Parties to this Agreement will initially agree on the arbitrator to hear the dispute. If the Parties cannot agree, AAA will appoint an arbitrator for such purpose. The arbitration will proceed in accordance with the rules of the AAA unless all Parties agree to a different procedure. The Parties shall share equally in the costs of the arbitration, except that each Party will be responsible for Its own attorneys' fees and costs. All such arbitration shall be conducted in the city nearest Purchaser's home office. Any Party who fails to submit to binding arbitration following a lawful demand by the other Party shall bear all costs and expenses, including reasonable attorneys' fees (including those incurred in any trial, bankruptcy proceeding or an appeal) incurred by the other Party in obtaining a stay of any pending judicial proceeding and compelling arbitration of any dispute. THE PARTIES UNDERSTAND THAT BY THIS AGREEMENT THEY HAVE DECIDED THAT THEIR DISPUTE SHALL BE RESOLVED BY BINDING ARBITRATION RATHER THAN IN COURT, AND ONCE DECIDED BY ARBITRATION NO DISPUTE CAN LATER BE BROUGHT, FILED OR PURSUED IN COURT.

         IN WITNESS WHEREOF, the Salter and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

SELLER:     E Loan                         PURCHASER:
By:         C99001                         WASHINGTON MUTUAL BANK, FA
Name:       /s/ STEVEN M. MAJERUS          By:    /s/ MICHELLE BRICKELL
            ---------------------                 ---------------------
Title:      VP Secondary Marketing         Name:  Michelle Brickell
Date:       10/13/00                       Title: VP & Mgr - Due Diligence Dept.
Address:    6200 Village Parkway # 102     Date:  10/26/00
City, State, Zip:  Dublin, CA 94568

                                           Notices for Washington Mutual Bank.
                                           FA shall be sent to:
                                           Washington Mutual Bank, FA
                                           Attn- Due Diligence Department
                                           17877 Von Karmen Avenue Second Floor
                                           Irvine. CA 92614
                                           Mail Stop # IRB2MSA



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